As filed with the Securities and Exchange Commission on November 9, 2007
                                                  Registration No. 333-_________
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-2408943
                      (I.R.S. Employer Identification No.)

                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 572-4200
              (Address and Zip Code of Principal Executive Offices)


                         THE ESTEE LAUDER COMPANIES INC.
                   NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN
                            (Full Title of the Plan)

                               SARA E. MOSS, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 572-4200
            (Name, Address and Telephone Number, including area code,
                              of Agent For Service)


                                    Copy to:
                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                              Proposed    Proposed
                                              Maximum     Maximum
    Title of                    Amount        Offering    Aggregate  Amount of
Securities to  be                to be        Price Per   Offering  Registration
   Registered                 Registered(1)   Share(2)    Price(2)       Fee
--------------------------------------------------------------------------------
Class A Common Stock,       300,000 shares     $41.88    $12,564,000   $385.72
par value $0.01 per share
================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there shall also be deemed registered hereby such additional number of shares of Class A Common Stock of the Registrant as may be offered or issued to prevent dilution resulting from stock dividends, stock splits or similar transactions.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Class A Common Stock reported in the consolidated reporting system on November 5, 2007.

================================================================================

                                EXPLANATORY NOTE

      In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 300,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of The Estee Lauder Companies Inc. (the "Registrant"), to be offered and sold pursuant to The Estee Lauder Companies Inc. Non-Employee Director Share Incentive Plan, as amended and restated (the "Plan"). The contents of the following registration statement filed by the Registrant are incorporated herein by reference to the extent not modified hereby: Form S-8 filed November 9, 2000 (SEC File No. 333-49606).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File Nos. 001-14064) are incorporated herein by reference:

      (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2007;

      (ii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

      (iii) the Registrant's Current Reports filed on Form 8-K with the Commission on July 3, August 29, September 6, September 11, September 17, and September 25, 2007; and

      (iv) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), on November 8, 1995, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) "furnished" on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those


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



seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

      The Registrant's Restated Certificate of Incorporation, as amended, provides that no director or officer will be liable to the corporation or its stockholder for any breach of fiduciary duty, except as limited under Delaware General Corporation Law. The Registrant's Amended and Restated By-Laws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

      The Registrant's directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which the Registrant may not indemnify them.

ITEM 8.  EXHIBITS.

         EXHIBIT NO.       DESCRIPTION
         -----------       -----------------------------------------------------

         4.1      -        Form of Restated Certificate of Incorporation, dated
                           November 16, 1995 (incorporated by reference to
                           Exhibit 3.1 to the Registrant's Annual Report on Form
                           10-K for the year ended June 30, 2003) (SEC File No.
                           1-14064).

         4.2      -        Certificate of Amendment to Restated Certificate of
                           Incorporation (incorporated by reference to Exhibit
                           3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (SEC File
                           No. 1-14064).

         4.3      -        Amended and Restated By-laws (incorporated by
                           reference to Exhibit 3.1 to the Registrant's Current
                           Report on Form 8-K dated May 18, 2005) (SEC File No.
                           1-14064).

         5*       -        Opinion of Weil, Gotshal & Manges LLP.

         23.1*    -        Consent of KPMG LLP.

         23.2*    -        Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit 5).

         24*      -        Power of Attorney (included as part of the signature
                           page to this Registration Statement and incorporated herein by reference).

         99.1*    -        The Estee Lauder Companies Inc. Non-Employee Director
                           Share Incentive Plan (as amended and restated
                           November 9, 2007).

         EXHIBIT NO.       DESCRIPTION
         -----------       -----------------------------------------------------

         99.2*    -        Form of Stock Option Agreement for Annual Stock
                           Option Grants under The Estee Lauder Companies Inc.
                           Non-Employee Director Share Incentive Plan (as amended and restated November 9, 2007).

         99.3*    -        Form of Stock Option Agreement for Elective Stock
                           Option Grants under The Estee Lauder Companies Inc.
                           Non-Employee Director Share Incentive Plan (as amended and restated November 9, 2007).

      * Filed herewith.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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



            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 9th day of November, 2007.

                                    THE ESTEE LAUDER COMPANIES INC.


                                    By:  /s/  Richard W. Kunes
                                       ---------------------------
                                       Name:  Richard W. Kunes
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William P. Lauder, Richard W. Kunes, Sara
E. Moss and Spencer G. Smul or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                  Title/Capacity             Date
            ---------                  --------------             ----


 /s/   William P. Lauder           President, Chief          November 9, 2007
------------------------------     Executive Officer
       William P. Lauder           and Director
                                   (Principal Executive
                                   Officer)


 /s/   Richard W. Kunes            Executive Vice            November 9, 2007
------------------------------     President and Chief
       Richard W. Kunes            Financial Officer
                                   (Principal Financial
                                   and Accounting
                                   Officer)

 /s/   Leonard A. Lauder           Chairman of the Board     November 9, 2007
------------------------------     of Directors
       Leonard A. Lauder


 /s/  Charlene Barshefsky          Director                  November 9, 2007
------------------------------
      Charlene Barshefsky




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


            Signature                  Title/Capacity             Date
            ---------                  --------------             ----


 /s/   Rose Marie Bravo            Director                  November 9, 2007
------------------------------
       Rose Marie Bravo


 /s/   Paul J. Fribourg            Director                  November 9, 2007
------------------------------
       Paul J. Fribourg


 /s/    Mellody Hobson             Director                  November 9, 2007
------------------------------
        Mellody Hobson


 /s/ Irvine O. Hockaday, Jr.       Director                  November 9, 2007
------------------------------
    Irvine O. Hockaday, Jr.


 /s/     Aerin Lauder              Director                  November 9, 2007
------------------------------
         Aerin Lauder


 /s/   Ronald S. Lauder            Director                  November 9, 2007
------------------------------
       Ronald S. Lauder


 /s/  Richard D. Parsons           Director                  November 9, 2007
------------------------------
      Richard D. Parsons


/s/Lynn Forester de Rothschild     Director                  November 9, 2007
------------------------------
  Lynn Forester de Rothschild


 /s/  Barry S. Sternlicht          Director                  November 9, 2007
------------------------------
      Barry S. Sternlicht

                                  EXHIBIT INDEX

         EXHIBIT NO.       DESCRIPTION
         -----------       -----------------------------------------------------

         4.1      -        Form of Restated Certificate of Incorporation, dated
                           November 16, 1995 (incorporated by reference to
                           Exhibit 3.1 to the Registrant's Annual Report on Form
                           10-K for the year ended June 30, 2003) (SEC File No.
                           1-14064).

         4.2      -        Certificate of Amendment to Restated Certificate of
                           Incorporation (incorporated by reference to Exhibit
                           3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (SEC File
                           No. 1-14064).

         4.3      -        Amended and Restated By-laws (incorporated by
                           reference to Exhibit 3.1 to the Registrant's Current
                           Report on Form 8-K dated May 18, 2005) (SEC File No.
                           1-14064).

         5*       -        Opinion of Weil, Gotshal & Manges LLP.

         23.1*    -        Consent of KPMG LLP.

         23.2*    -        Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit 5).

         24*      -        Power of Attorney (included as part of the signature
                           page to this Registration Statement and incorporated herein by reference).

         99.1*    -        The Estee Lauder Companies Inc. Non-Employee Director
                           Share Incentive Plan (as amended and restated
                           November 9, 2007).

         99.2*    -        Form of Stock Option Agreement for Annual Stock
                           Option Grants under The Estee Lauder Companies Inc.
                           Non-Employee Director Share Incentive Plan (as amended and restated November 9, 2007).

         99.3*    -        Form of Stock Option Agreement for Elective Stock
                           Option Grants under The Estee Lauder Companies Inc.
                           Non-Employee Director Share Incentive Plan (as amended and restated November 9, 2007).

      * Filed herewith.



                                      II-7